                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. )
     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                                 NISOURCE INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

     Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

     (1) Title of each class of securities to which transaction applies:
--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:
--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:
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     (5) Total fee paid:
--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:
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     (2) Form, schedule or registration statement no.:
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     (3) Filing party:
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     (4) Date filed:
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

[NISOURCE LOGO]

              NISOURCE INC.
              801 E. 86th Avenue - Merrillville, IN 46410 - (877) 647-5990

--------------------------------------------------------------------------------

                            NOTICE OF ANNUAL MEETING
                                                                  March 12, 2001

To the Holders of Common Stock of
NiSource Inc.:

     The annual meeting (the "Annual Meeting") of the stockholders of NiSource Inc. (the "Company") will be held at the Embassy Suites Hotel and Conference Center, 300 Court Street, Charleston, West Virginia, on Wednesday, April 11, 2001, at 10:00 a.m., local time, for the following purposes:

     (1) To elect four members of the board of directors, each for a term of three years; and

     (2) To transact any other business that may properly come before the meeting.

     All persons who are stockholders of record at the close of business on February 26, 2001 will be entitled to vote at the Annual Meeting.

     Please act promptly to vote your shares with respect to the proposal described above. You may vote your shares by marking, signing, dating and mailing the enclosed proxy card. You may also vote by telephone or through the Internet by following the instructions set forth on the proxy card. If you attend the annual meeting, you may vote in person, even if you have previously submitted a proxy.

     In order to help us arrange for the Annual Meeting, if you plan to attend the Annual Meeting, please so indicate in the space provided on the proxy card or respond when prompted on the telephone or through the Internet.
   PLEASE VOTE YOUR SHARES BY TELEPHONE, THROUGH THE INTERNET OR BY PROMPTLY
        MARKING, DATING, SIGNING AND RETURNING THE ENCLOSED PROXY CARD.

                                          /s/ Gary W. Pottorff
                                          Gary W. Pottorff
                                          Secretary

                                PROXY STATEMENT

     THE ACCOMPANYING PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. THE COMMON STOCK, $.01 PAR VALUE PER SHARE, OF THE COMPANY REPRESENTED BY THE PROXIES WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN, RETURNED PROXIES WILL BE VOTED "FOR" ALL OF THE NOMINEES FOR DIRECTOR. IF ANY OTHER MATTERS PROPERLY COME BEFORE THE ANNUAL MEETING, THE PERSONS NAMED IN THE ACCOMPANYING PROXY WILL VOTE THE SHARES REPRESENTED BY SUCH PROXIES ON SUCH MATTERS IN ACCORDANCE WITH THEIR BEST JUDGMENT.

     This proxy statement and form of proxy are first being sent to stockholders on March 12, 2001. The Company will bear the expense of this solicitation. The original solicitation of proxies by mail and a reminder letter may be supplemented by telephone, facsimile and personal solicitation by officers and regular employees of the Company or its subsidiaries. To aid in the solicitation of proxies, the Company has retained Mellon Investor Services LLC for a fee of $7,500 plus reimbursement of expenses. The Company also will request brokerage houses and other nominees and fiduciaries to forward proxy materials, at the Company's expense, to the beneficial owners of stock held of record by such persons.

     This proxy may be revoked by the stockholder at any time before a vote is taken or the authority granted is otherwise exercised. To revoke a proxy, you may send to the Company's Secretary a letter indicating that you want to revoke your proxy, you can deliver to the Secretary a duly executed proxy bearing a later date that supersedes your former proxy, you can vote by telephone or through the Internet on a later date, or you can attend the meeting and vote in person. Attending the Annual Meeting will not in and of itself revoke a proxy.

     If you plan to attend the Annual Meeting, please so indicate in the space provided on the proxy card, so that the Company may facilitate arrangements.

VOTING SECURITIES --

     The close of business on February 26, 2001, is the date for determining stockholders entitled to notice of and to vote at the Annual Meeting. As of February 26, 2001, 206,394,868 shares of common stock were issued and outstanding. Each share of common stock outstanding on that date is entitled to one vote on each matter presented at the Annual Meeting.

     A quorum of stockholders is necessary to take action at the Annual Meeting. A majority of the outstanding shares of common stock, represented in person or by proxy, will constitute a quorum of stockholders at the Annual Meeting. The inspectors of election appointed for the Annual Meeting will determine whether or not a quorum is present. A plurality of the votes cast at the meeting is required to elect a director. Votes cast by proxy or in person at the meeting will be tabulated by the inspectors of election. Abstentions will be counted as present for establishing a quorum. Since the only proposal scheduled for consideration at the Annual Meeting is the election of directors, an item for which brokers have the authority to vote, it is not anticipated that there will be any broker non-votes.

                         ELECTION OF NISOURCE DIRECTORS

NOMINEES FOR ELECTION AS NISOURCE DIRECTORS

     The Company's board of directors is composed of eleven directors, who are divided into three classes. Each class serves for a term of three years, and one class is elected each year. The NiSource board of directors, with the recommendation of its Nominating and Compensation Committee, has nominated Steven C. Beering, Dennis E. Foster, James T. Morris and Carolyn Y. Woo for re-election as directors of the Company, each for a term of three years that will expire in 2004. The board of directors does not anticipate that any of the nominees will be unable to serve, but if any nominee is unable to serve the proxies will be voted in accordance with the best judgment of the person or persons acting thereunder.

     The following chart gives information about nominees (who have consented to being named in the proxy statement and to serve if elected) and other incumbent directors. The dates shown for service as a director include service as a director of our corporate predecessors NiSource Inc. (incorporated in Indiana) and Northern Indiana Public Service Company.

            NAME, AGE AND PRINCIPAL OCCUPATIONS                   HAS BEEN A
     FOR PAST FIVE YEARS AND PRESENT DIRECTORSHIPS HELD         DIRECTOR SINCE
     --------------------------------------------------         --------------
NOMINEES FOR TERMS TO EXPIRE IN 2004
  Steven C. Beering, 68
     President Emeritus of Purdue University, West
     Lafayette, Indiana. Dr. Beering was President of Purdue
     University from 1983 to 2000. Dr. Beering is also a
     director of ArvinMeritor, Inc., American United Life
     Insurance Company and Eli Lilly and Company............         1986
  Dennis E. Foster, 60
     Mr. Foster was Vice Chairman of ALLTEL Corporation,
     Little Rock, Arkansas, a full service telecom and
     information service provider, until his retirement in
     2000. Mr. Foster is a director of ALLTEL Corporation,
     Yellow Corporation and Salient 3 Communications........         1999
  James T. Morris, 57
     Chairman and Chief Executive Officer, IWC Resources
     Corporation, Indianapolis, Indiana, a wholly-owned
     subsidiary of the Company. Mr. Morris is also a
     director of American United Life Insurance Company and
     National City Bank (Indianapolis)......................         1997
  Carolyn Y. Woo, 46
     Martin J. Gillen Dean and Ray and Milann Siegfried
     Professor of Management, Mendoza College of Business,
     University of Notre Dame, South Bend, Indiana. Dr. Woo
     is also a director of Bindley Western Industries, Inc.,
     AON Corporation and St. Joseph Capital Bank............         1997
DIRECTORS WHOSE TERMS EXPIRE IN 2003
  Arthur J. Decio, 70
     Chairman of the Board and Director of Skyline
     Corporation, Elkhart, Indiana, a manufacturer of
     manufactured housing and recreational vehicles.........         1991
  Gary L. Neale, 61
     Chairman, President and Chief Executive Officer of the
     Company since 1993. Mr. Neale is also a director of
     Modine Manufacturing Company, Chicago Bridge and Iron
     Company, and Mercantile National Bank of Indiana.......         1991

            NAME, AGE AND PRINCIPAL OCCUPATIONS                   HAS BEEN A
     FOR PAST FIVE YEARS AND PRESENT DIRECTORSHIPS HELD         DIRECTOR SINCE
     --------------------------------------------------         --------------
  Robert J. Welsh, 65
     Chairman and Chief Executive Officer of Welsh, Inc.,
     Merrillville, Indiana, a marketer of petroleum products
     through convenience stores and travel centers. Mr.
     Welsh is also the Chairman of the Board of Aspen, Inc.
     and a director of Mercantile National Bank of
     Indiana................................................         1988
DIRECTORS WHOSE TERMS EXPIRE IN 2002
  Stephen P. Adik, 57
     Vice Chairman of the Company since November 1, 2000;
     prior thereto, Senior Executive Vice President since
     February 1999, and Chief Financial Officer of the
     Company since 1994.....................................         2000
  Ian M. Rolland, 67
     Prior to his retirement in 1998, Mr. Rolland served as
     Chairman and Chief Executive Officer of Lincoln
     National Corporation, Ft. Wayne, Indiana. Mr. Rolland
     is also a director of Tokheim Corporation and Bright
     Horizons Family Solutions..............................         1973
  John W. Thompson, 51
     Chairman, President and Chief Executive Officer of
     Symantec Corp., Cupertino, California, a provider of
     software and Internet security technology. Prior to
     joining Symantec in 1999, Mr. Thompson was General
     Manager of IBM Americas. Mr. Thompson is also a
     director of United Parcel Service, Inc.................         1993
  Roger A. Young, 55
     Chairman, Bay State Gas Company, Westborough,
     Massachusetts since 1996. Bay State Gas Company has
     been a subsidiary of the Company since 1999. Mr. Young
     also served as Chief Executive Officer of Bay State Gas
     Company from 1990 to 1999. Mr. Young is also director
     of Watts Industries, Inc...............................         1999

THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE TO APPROVE THE PROPOSAL TO ELECT DRS. BEERING AND WOO AND MESSRS. FOSTER AND MORRIS AS DIRECTORS OF THE COMPANY, EACH TO SERVE FOR A TERM OF THREE YEARS UNTIL 2004.

MEETINGS AND COMMITTEES OF THE COMPANY'S BOARD OF DIRECTORS

     The board of directors of the Company (including its corporate predecessor NiSource Inc. (incorporated in Indiana)) met nine times during 2000. The board has the following six standing committees:

     - the Executive Committee,

     - the Audit Committee,

     - the Nominating and Compensation Committee,

     - the Environmental Affairs Committee,

     - the Public Affairs and Career Development Committee and

     - the Corporate Governance Committee.

     During 2000, each director attended at least 75% of the combined total number of the Company's board meetings and the meetings of the committees on which he or she was a member, except Dr. Woo and Mr. Morris who attended 60% and 73%, respectively, of the board meetings and the meetings of the committees on which each was a member.

     The Executive Committee met once in 2000. The Executive Committee has the authority to act on behalf of the board if reasonably necessary when the board is not in session. Mr. Neale was Chairman and Dr. Beering and Messrs. Decio, Rolland and Welsh were members of the Executive Committee in 2000.

     The Audit Committee met eight times in 2000. The Audit Committee meets with the independent public accountants and officers responsible for company financial matters. NiSource adopted a charter for the Audit Committee on November 1, 2000. The Audit Committee has reviewed and made recommendations to the board with respect to the engagement of the independent public accountants, both for 2000 and 2001, and the fees relating to audit services and other services performed by them. Mr. Rolland was Chairman and Messrs. Foster and Thompson and Dr. Woo were members of the Audit Committee in 2000.

     The Nominating and Compensation Committee met four times in 2000. This committee advises the board with respect to nominations of directors and the salary, compensation and benefits of directors and officers of the Company. The Compensation Committee considers nominees for directors recommended by stockholders. NiSource's by-laws require that stockholders who desire to nominate a person for election as a director at the 2002 annual meeting must deliver a written notice to the secretary of the Company between December 11, 2001 and January 10, 2002. The notice of nomination must provide:

     - the name of each nominee proposed,

     - the number and class of all shares of each class of stock of the Company beneficially owned by the nominee,

     - such other information concerning the nominee as would be required, under the rules of the Securities and Exchange Commission, in a proxy statement soliciting proxies for the election of the nominee,

     - such nominee's signed consent to serve as a director of the Company if elected,

     - the nominating stockholder's name and address, and

     - the number and class of all shares of each class of stock beneficially owned by the nominating stockholder.

     Dr. Beering was Chairman and Messrs. Decio and Welsh were members of the Nominating and Compensation Committee during 2000.

     The Environmental Affairs Committee met twice during 2000. This committee reviews the status of environmental compliance of the Company, and considers environmental public policy issues. Mr. Welsh was Chairman and Messrs. Decio, Young and Morris were members of the Environmental Affairs Committee in 2000.

     The Public Affairs and Career Development Committee met twice in 2000. This committee advises the board regarding charitable and political contributions, employment policies, stockholder proposals concerning matters of general public interest and consumer and utility industry related issues. Mr. Thompson was Chairman and Drs. Beering and Woo and Messrs. Foster and Rolland were members of the Public Affairs and Career Development Committee in 2000.

     The Corporate Governance Committee met once in 2000. The Corporate Governance Committee consists of all members of the board who are not also officers of the Company or its subsidiaries. The Corporate Governance Committee meets once a year to evaluate and advise the board regarding the performance of the board of directors and each of its members and the nature and amount of information flowing between the Board, management and stockholders. Mr. Rolland was Chairman and Drs. Beering and Woo and Messrs. Decio, Foster, Thompson and Welsh were members of the Corporate Governance Committee in 2000.

COMPENSATION OF THE COMPANY'S DIRECTORS

     The Company pays each director who is not receiving a salary from the Company $20,000 per year, $3,000 annually per standing committee on which the director sits, $1,000 annually for each committee chairmanship, $1,000 for each board meeting attended and $750 per committee meeting attended. Directors of the Company do not receive any additional compensation for services as a director of any subsidiary. Under a deferred compensation arrangement, directors may elect to have their fees deferred in the current year and credited to an interest-bearing account or to a phantom stock account for payment in the future.

     The Company Nonemployee Director Retirement Plan provides a retirement benefit for each nonemployee director who has completed at least five years of service on the board. The benefit under the plan will be an amount equal to the annual retainer for board service in effect at the time of the director's retirement from the board and will be paid for ten years, or the number of years of service the individual served as a nonemployee director of the Company, whichever is less.

     The Company's Nonemployee Director Stock Incentive Plan provides for grants of restricted common stock to nonemployee directors of the Company. The plan provides for a grant of 2,000 shares of common stock to each person, other than an employee of the Company, upon his or her election or re-election as a director of the Company. The grants of restricted common stock vest in 20% annual increments, with all of a director's stock vesting five years after the date of award. In 2000, Messrs. Decio and Welsh each received a grant of 2,000 restricted shares of common stock under this plan.

     The Company's Nonemployee Director Restricted Stock Unit Plan, which was adopted by the Board in December 1998 and made effective as of January 1, 1999, is a phantom stock plan that provides for grants to nonemployee directors of restricted stock units that have a value related to the Company's common stock. Each nonemployee director received an initial grant of 500 units in April 1999. Subsequent grants of 500 units are made annually to nonemployee directors upon election or re-election to the Board. The grants of units vest in 20% annual increments, with all of a director's units vesting five years after the date of award. The units have no voting or stock ownership rights. In 2000, Messrs. Decio and Welsh each received a grant of 500 units.

     The Company has adopted a Directors' Charitable Gift Program for nonemployee directors. Under the program, the Company makes a donation to one or more eligible tax-exempt organizations as designated by each eligible director. The Company contributes up to an aggregate of $125,000 for each nonemployee director who has served as a director of the Company for at least five years and up to an additional $125,000 (for an overall $250,000) for each nonemployee director who has served ten years or more. Organizations eligible to receive a gift under the program include certain charitable organizations and educational institutions. Individual directors derive no financial benefit from the program, as all deductions relating to the charitable donations accrue solely to the Company. All current nonemployee directors are eligible to participate in the program.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following tables contain information about the beneficial ownership of the Company's common stock as of January 31, 2001, for each of the directors, nominees and named executive officers, and for all directors and executive officers as a group. The Company is not aware of any beneficial owner of more than 5% of its common stock, as of January 31, 2001.

                                                              AMOUNT AND NATURE OF
               NAME OF BENEFICIAL OWNER                    BENEFICIAL OWNERSHIP (1)(2)
               ------------------------                    ---------------------------
Stephen P. Adik........................................               416,366
Steven C. Beering......................................                 7,477
Arthur J. Decio........................................                10,500
Dennis E. Foster.......................................                 6,079
James T. Morris........................................                58,702
Gary L. Neale..........................................               919,396
Ian M. Rolland(3)......................................                23,677
John W. Thompson.......................................                12,438
Robert J. Welsh........................................                14,000
Carolyn Y. Woo.........................................                 2,000
Roger A. Young.........................................                89,798
Patrick J. Mulchay.....................................               322,413
Michael W. O'Donnell...................................                45,278
Jeffrey W. Yundt.......................................               335,488
All directors and executive officers as a group........             2,700,601

-------------------------
(1) The number of shares owned includes shares held in the Company's Automatic Dividend Reinvestment and Share Purchase Plan, shares held in the Company's Tax Deferred Savings Plans (collectively, the "401(k) Plan"), Employee Stock Purchase Plan and restricted shares awarded under the Company's 1988 and 1994 Long-Term Incentive Plans (the "Incentive Plans") and Nonemployee Director Stock Incentive Plan, where applicable. The percentage of common stock owned by all directors and executive officers as a group is approximately 1.31% percent of the common stock outstanding as of January 31, 2001.

(2) The totals include shares for which the following executive officers have a right to acquire beneficial ownership, within 60 days after January 31, 2001, by exercising stock options granted under the Incentive Plan: Stephen
    P. Adik -- 217,000 shares; James T. Morris -- 12,000 shares; Gary L.
    Neale -- 485,000 shares; Roger A. Young -- 61,484 shares; Patrick J. Mulchay -- 204,500 shares; Jeffrey W. Yundt -- 204,500 shares; and all executive officers as a group -- 1,366,784 shares.

(3) The number of shares owned by Mr. Rolland includes 9,277 shares owned by the Ian and Miriam Rolland Foundation over which Mr. Rolland maintains investment control, but for which Mr. Rolland disclaims beneficial ownership.

                        NISOURCE EXECUTIVE COMPENSATION

NOMINATING AND COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Nominating and Compensation Committee's compensation policy is designed to relate total compensation (base salary, incentive bonus and long-term stock-based compensation) to corporate performance. This policy applies to all executive officers, including the Chief Executive Officer of NiSource and the four other most highly compensated executive officers, who collectively constitute the "Named Officers." In 2000, the Named Officers were the Chief Executive Officer, Mr. Neale, and Messrs. Adik, Mulchay, O'Donnell and Yundt. The Committee has implemented a "pay-for-performance" program which is designed to position the Company's executive compensation competitively and to reward performance that creates additional stockholder value. The Committee discusses and considers executive compensation matters, then makes recommendations to the full board of directors, which takes the final action on these matters. The board accepted all of the Committee's recommendations in 2000.

     The Committee has engaged Hewitt Associates, an independent compensation consulting firm, to advise it and provide surveys of comparative compensation practices for (1) a group of similarly sized energy-oriented companies, including electric, gas or combination utility companies, diversified energy companies and companies with gas marketing, transmission and distribution operations and energy services operations, and (2) a group of similarly sized companies in general industry. These 2000 executive compensation comparative groups consisted of 33 and 35 companies, respectively, from which data was available to Hewitt and which the Committee believed to be competitors of the Company for executive talent. The comparative compensation groups are subject to change in future years if information about any company included in a group is not available, any companies included in a group are no longer competitors for executive talent, or if different companies are determined to be competitors. The Company's comparative compensation group is not the same as the corporations that make up the Dow Jones Utilities Index in the Stock Price Performance Graph included in this proxy statement.

     The Committee considers the surveys provided by Hewitt in determining base salary, incentive bonus and long-term stock-based compensation. The Committee's philosophy is to set conservative base salaries at or near the median of the utility and energy comparative group, which are similar, while providing performance-based variable compensation through the bonus and incentive plans described below to allow total compensation to fluctuate according to the Company's financial performance. Long-term incentive awards are stock-based (for example, stock options or performance-based restricted and contingent stock awards) to emphasize long-term stock price appreciation and the concomitant increased stockholder value. In 2000, total compensation of the executive officers, including the Chief Executive Officer, was targeted between the 50th and the 75th percentile of the relevant comparative compensation group. Total compensation would reach this level only if the Company met the applicable performance targets under the bonus incentive plans. For those executive officers with significant responsibilities for certain business units, total compensation is dependent on the Company's financial performance and on business unit operating income or on other measures unique to the respective business unit.

     In establishing Mr. Neale's base salary for 2000, the Committee reviewed information provided by Hewitt regarding the chief executive officer compensation practices of comparative utility and energy companies. The Committee determined to set base salary near the median salary of the comparative group, giving regard to Mr. Neale's proven abilities and strong performance with the Company since joining it as Executive Vice President and Chief Operating Officer in 1989. As with the other executive officers, Mr. Neale's total compensation was targeted to be between the 50th and the 75th percentile of the relevant comparative compensation group, depending upon the Company's financial performance. The result of the Committee's determination as to Mr. Neale's total compensation package was that approximately 75% of Mr. Neale's total target compensation was performance-based and at risk, dependent upon the Company's earnings per share and stock price performance. The compensation would be realized only if the Company reached specific financial benchmarks.

     The Committee determines annual incentive awards for all executive officers in accordance with the Senior Management Incentive Plan. This Plan sets forth a formula established at the beginning of each fiscal year by the Committee for awarding incentive bonuses, based upon the Company's financial performance and, for certain officers, a mix of Company and business unit financial performance. Bonuses awarded to each of the Named Officers (including the Chief Executive Officer) are based on overall corporate and business unit financial performance, rather than individual performance of the executive. In 2000, the bonus formula (and the relative weight of the factors on which it was based) was based upon attaining targets for the Company's earnings per share and, in the case of executive officers who have significant responsibilities for certain business units, the pre-tax operating income or other appropriate measure of financial performance for the respective business unit. Each year the Plan establishes a threshold level of financial performance (below which no bonus whatsoever is paid), a target level, and a maximum level (above which no additional bonus is paid). The range of awards and levels of awards (as a percent of base salary), if financial performance targets are achieved, are as follows:

                                                                         AWARD IF
                                                          RANGE         TARGETS MET
                                                          -----         -----------
Chief Executive Office............................    0 to 90%          70%
Vice Chairman and Executive Vice Presidents.......    0 to 85%          65%
Senior Vice Presidents............................    0 to 70% - 80%    50% - 60%
Vice Presidents...................................    0 to 70%          50%

     In 2000, the Company's actual earnings per share were slightly lower than targeted.

     Executive officers are also eligible to receive awards under the Company's Long-Term Incentive Plan. Under the Long-Term Incentive Plan, stock options, stock appreciation rights, performance units, restricted stock awards, contingent stock awards and dividend equivalents may be awarded. Stock options, restricted stock and contingent stock were awarded to Messrs. Neale, Adik, Mulchay and Yundt in 2000. The Committee considers base salaries of the executive officers, prior awards under the Long-Term Incentive Plan, and the Company's total compensation target in establishing long-term incentive awards. Options, restricted stock awards and contingent stock awards granted to executive officers are valued using the Black-Scholes option pricing model at the time of grant for purposes of determining the number of options and/or shares to be granted to reach total target compensation. In 2000, the number of options, restricted stock awards and contingent stock awards granted to the Chief Executive Officer and other executive officers (including Messrs. Adik, Mulchay and Yundt) was based on these considerations. The compensation value of stock options, restricted stock awards and/or contingent stock awards depends on actual stock price appreciation. In addition, restricted stock awards and contingent stock awards are subject to performance vesting criteria as established by the Committee. The criteria for lapsing of restrictions on 2000 awards of restricted stock and contingent stock involve meeting specific performance objectives. In 2000, the Committee reconsidered certain restricted stock grants made to Messrs. Neale, Adik, Yundt and Mulchay in 1998. Under the terms of these grants, the lapsing of restrictions on such shares was dependent on the Company achieving threshold EPS in each of 1998 and 1999. The Company did not achieve threshold EPS in 1999. The Committee, however, agreed to waive the performance criteria for 1999 and allow restrictions to lapse on such shares at 100%, noting that the restricted shares had been granted to make up differences in historical compensation levels relative to the market (including differences related to base salary), and that each executive was instrumental in helping the Company to achieve 96th percentile financial performance relative to its peer group in the five year period through December 1998. The restricted stock awards granted in 1998, therefore, are not performance based for purposes of Section 162(m) of the Internal Revenue Code.

     Section 162(m) of the Internal Revenue Code provides that compensation in excess of $1,000,000 per year paid to the chief executive officer or any of the four other most highly compensated executive officers employed at year-end, other than compensation meeting the definition of "performance based compensation," will not be deductible by a corporation for federal income tax purposes. The Committee believes that, except as identified in the preceding paragraph, the Company's long-term stock-based incentive awards constitute performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code. In light of its emphasis on such performance based compensation, the Committee does not anticipate that the limits of Section 162(m) will materially affect the deductibility of compensation paid by the Company in 2000. However, the Committee will continue to review the deductibility of compensation under
Section 162(m) and related regulations.

     The Committee believes that its overall executive compensation program has been successful in providing competitive compensation sufficient to attract and retain highly qualified executives, while at the same time encouraging increased performance from the executive officers which creates additional stockholder value.

                                          Nominating and Compensation Committee
                                          Steven C. Beering, Chairman
                                          Arthur J. Decio
                                          Robert J. Welsh
January 25, 2001

                         STOCK PRICE PERFORMANCE GRAPH

     The following graph compares the yearly change in the Company's cumulative total stockholder return on common stock (for both the Company and its corporate predecessor NiSource Inc. (incorporated in Indiana)) from 1995 through 2000, with the cumulative total return on the Standard & Poor's 500 Stock Index and the Dow Jones Utilities Average, assuming the investment of $100 on December 31, 1995 and the reinvestment of dividends.

                                      LOGO

                                   -----------------------------------------------------------------------------
                                       1995         1996         1997         1998         1999         2000
----------------------------------------------------------------------------------------------------------------
 NiSource                             100.00       108.34       141.20       180.11       110.16       199.94
 S & P 500                            100.00       122.95       163.95       210.81       255.17       231.97
 DJ Utilities                         100.00       109.19       134.29       159.58       150.32       226.18

COMPENSATION OF EXECUTIVE OFFICERS

     Summary. The following table summarizes compensation for services to NiSource and its corporate predecessor NiSource Inc. (incorporated in Indiana) and their subsidiaries for the years 2000, 1999 and 1998 awarded to, earned by or paid to each of the Named Officers.

                           SUMMARY COMPENSATION TABLE

                                                                                            LONG-TERM
                                                  ANNUAL COMPENSATION(1)                  COMPENSATION
                                                  -------------------------------    -----------------------
                                                                                       AWARDS       PAYOUTS
                                                                                       ------       -------
                                                                                     SECURITIES      LONG-
                                                                           OTHER       UNDER-        TERM         ALL
                                                                          ANNUAL       LYING       INCENTIVE     OTHER
                                                                          COMPEN-     OPTIONS/       PLAN       COMPEN-
               NAME AND                           SALARY       BONUS      SATION        SARS        PAYOUTS     SATION
          PRINCIPAL POSITION              YEAR      ($)       ($)(2)      ($)(3)        (#)         ($)(4)      ($)(5)
          ------------------              ----    ------      ------      -------    ----------    ---------    -------
Gary L. Neale.........................    2000    800,000    1,060,000     9,985      250,000      2,340,665    28,240
  Chairman, President and                 1999    689,583            0     6,436       50,000        484,313    33,465
  Chief Executive Officer                 1998    561,250      345,000     7,073       50,000        415,251    31,704
Stephen P. Adik.......................    2000    425,000      526,250    15,258       90,000      1,058,738     5,284
  Vice Chairman                           1999    343,749            0     2,980       30,000             --     5,645
                                          1998    268,750      148,500     2,202       20,000        207,626     5,324
Patrick J. Mulchay (6)................    2000    375,000      253,125     3,253       75,000      1,058,738     5,948
  Group President,                        1999    294,166      104,670     2,800       25,000             --     7,163
  Merchant Energy                         1998    225,000      148,350     1,412       20,000             --     6,666
Jeffrey W. Yundt (6)..................    2000    350,000      218,050     5,545       75,000      1,058,738     3,512
  Group President,                        1999    294,166            0    64,111       25,000             --     3,776
  Energy Distribution                     1998    225,000      124,200     6,348       20,000             --     3,485
Michael W. O'Donnell (7)..............    2000    325,000      273,000         0            0              0    24,000
  Executive Vice President and            1999         --           --        --           --             --        --
  Chief Financial Officer                 1998         --           --        --           --             --        --

-------------------------
(1) Compensation deferred at the election of the Named Officer is reported in the category and year in which such compensation was earned.

(2) All bonuses are paid pursuant to the Senior Management Incentive Plan, except for the bonus paid to Mr. O'Donnell which was paid pursuant to the Columbia Annual Incentive Plan and a portion of the bonus paid to Messrs. Mulchay and Yundt, which are described in note (6). The incentive plan is designed to supplement a conservative base salary with incentive bonus payments if targeted financial performance is attained. The 2000 target aggregate payout for the incentive plan for the Named Officers (other than Mr. O'Donnell) was $1,307,500 which was slightly higher than the actual aggregate payout for the Named Officers. See "Nominating and Compensation Committee Report on Executive Compensation." The 2000 amounts for Messrs. Neale and Adik include $500,000 and $250,000, respectively, which represent additional bonuses received by Messrs. Neale and Adik in consideration for their performance and efforts in connection with the acquisition of Columbia Energy Group.

(3) The 1999 amount for Mr. Yundt included a one-time relocation allowance of $60,412. In accordance with applicable Securities and Exchange Commission rules, the other amounts shown for each of the Named Officers do not include perquisites and other personal benefits, as the aggregate amount of such benefits is less than the lesser of $50,000 and 10% of the total salary and bonus of such Named Officer.

(4) The payouts shown are based on the value, at date of vesting, of restricted shares awarded under the Long-Term Incentive Plan which vested during the years shown. Vesting was based on meeting certain performance requirements; however, the amounts shown for 2000 include amounts attributable to the restricted stock awards granted in 1998 for which performance requirements were waived by the Nominating and Compensation Committee. See "Nominating and Compensation Committee Report on

    Executive Compensation." Total restricted shares held (assuming 100% vesting) and aggregate market value at December 31, 2000 (based on the average of the high and low sale prices of the common stock on that date as reported in The Wall Street Journal) for the Named Officers were as follows:
    Mr. Neale, 190,000 shares valued at $5,867,200; Mr. Adik, 75,000 shares valued at $2,316,000; Mr. Mulchay 48,000 shares valued at $1,482,240; and Mr. Yundt, 45,000 shares valued at $1,389,600. Dividends on the restricted shares are paid to the Named Officers.

(5) The Chairman, President and Chief Executive Officer, the Vice Chairman, the Group Presidents, the Executive Vice Presidents, the Senior Vice Presidents, and certain Vice Presidents of the Company and Northern Indiana have available to them a supplemental life insurance plan which provides split-dollar coverage of up to 3.5 times base compensation as of commencement of the plan in 1991 and could provide life insurance coverage after retirement if there is adequate cash value in the respective policy. "All Other Compensation" represents Company contributions to the 401(k) Plan and the dollar value of the benefit to the Named Officers under the supplemental life insurance plan, as follows: Mr. Neale -- $977 401(k) Plan, $23,927 premium value and $3,336 term insurance cost; Mr. Adik -- $1,018 401(k) Plan, $2,974 premium value and $1,291 term insurance cost; Mr. Mulchay -- $105 401(k) Plan, $4,799 premium value and $1,043 term insurance cost and Mr. Yundt -- $2,621 premium value and $891 term insurance cost. The value of the life insurance premiums paid by the Company in excess of term insurance cost on behalf of the Named Officers under the supplemental life insurance plan has been restated for all periods in accordance with the present value interest-free loan method. The amount shown for Mr. O'Donnell includes $10,200 paid by Columbia Energy Group to its Employee Savings Plan and $13,800 paid by Columbia Energy Group to its Employee Savings Restoration Plan.

(6) Mr. Mulchay was also President of Northern Indiana Public Service Company and Mr. Yundt was also President of Bay State Gas Company and 50% of their 2000 annual incentive compensation was determined based on the financial performance of the business units for which they were responsible.

(7) The amounts shown for Mr. O'Donnell include 10 months of compensation paid to Mr. O'Donnell in his capacity as Senior Vice President and Chief Financial Officer of Columbia Energy Group prior to the acquisition of Columbia Energy Group by the Company and 2 months of compensation paid to Mr. O'Donnell in his capacity as Executive Vice President and Chief Financial Officer of the Company.

     Option Grants in 2000. The following table sets forth grants of options to purchase common stock made during 2000 to the Named Officers. No stock appreciation rights were awarded during 2000.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                               INDIVIDUAL GRANTS

                            NUMBER OF      PERCENT OF TOTAL
                            SECURITIES       OPTIONS/SARS     EXERCISE
                            UNDERLYING        GRANTED TO       OR BASE                  GRANT DATE
                           OPTIONS/SARS      EMPLOYEES IN       PRICE     EXPIRATION     PRESENT
          NAME            GRANTED (#)(1)   FISCAL YEAR (2)    ($/SH)(3)      DATE      VALUE ($)(4)
          ----            --------------   ----------------   ---------   ----------   ------------
Gary L. Neale...........     125,000            10.12          18.4375     1/31/10       473,750
                             125,000            10.12          22.2200     8/22/10       576,250
Stephen P. Adik.........      45,000             3.64          18.4375     1/31/10       170,550
                              45,000             3.64          22.2200     8/22/10       207,450
Patrick J. Mulchay......      37,500             3.04          18.4375     1/31/10       142,125
                              37,500             3.04          22.2200     8/22/10       172,875
Jeffrey W. Yundt........      37,500             3.04          18.4375     1/31/10       142,125
                              37,500             3.04          22.2200     8/22/10       172,875
Michael W. O'Donnell....          --               --               --          --            --

-------------------------
(1) All options granted in 2000 are fully exercisable commencing one year from the date of grant. Vesting may be accelerated as a result of certain events relating to a change in control of the Company. The exercise price and tax withholding obligation related to exercise may be paid by delivery of already owned shares of common stock or by reducing the number of shares of common stock received on exercise, subject to certain conditions.

(2) Based on an aggregate of 1,235,000 options granted to all employees in 2000.

(3) All options were granted at the average of high and low sale prices of the common stock as reported in The Wall Street Journal on the date of grant.

(4) Grant date present value is determined using the Black-Scholes option pricing model. The assumptions used in the Black-Scholes option pricing model for the January 22, 2000 grants (expiring January 31, 2010) were as follows: volatility - 28.98% (calculated using daily common stock prices for the twelve-month period preceding the date of grant); risk-free rate of return - 6.6% (the rate for a ten-year U.S. treasury); dividend yield - $1.08; option term -- ten years; vesting - 100% one year after date of grant; and an expected option term of 5.4 years. The assumptions used for the August 22, 2000 grants (expiring August 22, 2010) were as follows: volatility - 26.16% (calculated using daily common stock prices for the twelve-month period preceding the date of grant); risk-free rate of return - 6.06% (the rate for a ten-year U.S. treasury); dividend yield - $1.08; option term -- ten years; vesting - 100% one year after date of grant; and an expected option term of 5.8 years. No assumptions relating to non-transferability or risk of forfeiture were made. Actual gains, if any, on option exercises and common shares are dependent on the future performance of the common stock and overall market condition. There can be no assurance that the amounts reflected in this table will be achieved.

     Option Exercises in 2000. The following table sets forth certain information concerning the exercise of options or stock appreciation rights during 2000 by each of the Named Officers and the number and value of unexercised options and stock appreciation rights at December 31, 2000.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                 NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                                UNDERLYING UNEXERCISED             IN-THE-MONEY
                                                                    OPTIONS/SARS AT               OPTIONS/SARS AT
                                       SHARES       VALUE         FISCAL YEAR-END (#)         FISCAL YEAR-END ($)(1)
                                    ACQUIRED ON    REALIZED   ---------------------------   ---------------------------
               NAME                 EXERCISE (#)     ($)      EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
               ----                 ------------   --------   -----------   -------------   -----------   -------------
Gary L. Neale.....................          0            0      360,000        250,000       3,991,002      2,637,813
Stephen P. Adik...................     18,000      282,936      172,000         90,000       2,015,539        949,613
Patrick J. Mulchay................      8,000      117,749      167,000         75,000       1,984,108        791,344
Jeffrey W. Yundt..................     18,000      282,153      167,000         75,000       1,984,108        791,344
Michael W. O'Donnell..............         --           --           --             --              --             --

-------------------------
(1) Represents the difference between the option exercise price and $30.88, the average of high and low sale prices of the common shares on December 29, 2000, as reported in The Wall Street Journal.

     Long-Term Incentive Plan Awards in 2000. The following table sets forth shares of restricted stock and shares of contingent stock awarded pursuant to the Long-Term Incentive Plan during 2000 to each of the Named Officers.

         LONG-TERM STOCK INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

                                                      PERFORMANCE
                                                        OR OTHER            ESTIMATED FUTURE PAYOUTS UNDER
                                 NUMBER OF SHARES,    PERIOD UNTIL           NON-STOCK PRICE-BASED PLANS
                                  UNITS OR OTHER       MATURATION     ------------------------------------------
            NAME                    RIGHTS (#)         OR PAYOUT      THRESHOLD (#)    TARGET (#)    MAXIMUM (#)
            ----                 -----------------    ------------    -------------    ----------    -----------
Gary L. Neale................         180,000(1)           3yrs             0           180,000        360,000
                                      120,000(2)         4-5yrs             0           120,000        240,000
Stephen P. Adik..............          75,000(1)           3yrs             0            75,000        150,000
                                       50,000(2)         4-5yrs             0            50,000        100,000
Patrick J. Mulchay...........          48,000(1)           3yrs             0            48,000         96,000
                                       32,000(2)         4-5yrs             0            32,000         64,000
Jeffrey W. Yundt.............          45,000(1)           3yrs             0            45,000         90,000
                                       30,000(2)         4-5yrs             0            30,000         60,000
Michael W. O'Donnell.........              --                --            --                --             --
                                           --                --            --                --             --

-------------------------
(1) Represents restricted stock awards granted to each Named Officer in 2000. The restrictions on shares of restricted stock awarded during 2000 lapse three years from the date of grant. The vesting of the shares of restricted stock varies from 0% to 200% of the number awarded, based upon meeting certain specific financial performance objectives, including earnings per share targets, stock price targets and total shareholder return. There is a two-year holding period for the shares after the restrictions lapse.

(2) Represents contingent stock awards granted to each Named Officer in 2000. The restrictions on 50% of the contingent stock awarded during 2000 lapse four years from the date of grant. The restrictions on the remaining 50% lapse five years from the date of the grant. The vesting of the contingent stock awards varies from 0% to 200% of the number awarded, based upon meeting certain specific financial performance objectives, including earnings per share targets, stock price targets and total shareholder return. There is a one-year holding period for the first 50% of the shares of contingent stock awarded. The remaining shares of contingent stock awarded are not subject to a holding period.

PENSION PLAN AND SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

     The following table shows estimated annual benefits, giving effect to the Company's Pension Plan and Supplemental Executive Retirement Plan, payable upon retirement to persons in the specified remuneration and years-of-service classifications.

                               PENSION PLAN TABLE

                                                                     YEARS OF SERVICE
                                         ------------------------------------------------------------------------
REMUNERATION                                15             20              25              30              35
------------                                --             --              --              --              --
 $  350,000    ......................    $143,700         191,600         200,350         209,100         209,100
    400,000    ......................     166,200         221,600         231,600         241,600         241,600
    450,000    ......................     188,700         251,600         262,850         274,100         274,100
    500,000    ......................     211,200         281,600         294,100         306,600         306,600
    550,000    ......................     233,700         311,600         325,350         339,100         339,100
    600,000    ......................     256,200         341,600         356,600         371,600         371,600
    650,000    ......................     278,700         371,600         387,850         404,100         404,100
    700,000    ......................     301,200         401,600         419,100         436,600         436,600
    750,000    ......................     323,700         431,600         450,350         469,100         469,100
    800,000    ......................     346,200         461,600         481,600         501,600         501,600
    850,000    ......................     368,700         491,600         512,850         534,100         534,100
    900,000    ......................     391,200         521,600         544,100         566,600         566,600
    950,000    ......................     413,700         551,600         575,350         599,100         599,100
  1,000,000    ......................     436,200         581,600         606,600         631,600         631,600
  1,100,000    ......................     481,200         641,600         669,100         696,600         696,600
  1,200,000    ......................     526,200         701,600         731,600         761,600         761,600
  1,300,000    ......................     571,200         761,600         794,100         826,600         826,600
  1,400,000    ......................     616,200         821,600         856,600         891,600         891,600
  1,500,000    ......................     661,200         881,600         919,100         956,600         956,600
  1,600,000    ......................     706,200         941,600         981,600       1,021,600       1,021,600
  1,700,000    ......................     751,200       1,001,600       1,044,100       1,086,600       1,086,600
  1,800,000    ......................     796,200       1,061,600       1,106,600       1,151,600       1,151,600
  1,900,000    ......................     841,200       1,121,600       1,169,100       1,216,600       1,216,600
  2,000,000    ......................     886,200       1,181,600       1,231,600       1,281,600       1,281,600

     The credited years of service for each of the Named Officers (other than Michael W. O'Donnell), pursuant to the Pension Plan and Supplemental Executive Retirement Plan, are as follows: Gary L. Neale -- 26 years; Stephen P. Adik
-- 22 years; Patrick J. Mulchay -- 38 years; and Jeffrey W. Yundt -- 21 years.

     Upon their retirement, regular employees and officers of the Company and its subsidiaries which adopt the plan (including directors who are also full-time officers) will be entitled to a monthly pension in accordance with the provisions of the Company's pension plan, originally effective as of January 1, 1945. The directors who are not and have not been officers of the Company are not included in the pension plan. The pensions are payable out of a trust fund established under the pension plan with The Northern Trust Company, trustee. The trust fund consists of contributions made by the Company and the earnings of the fund. Over a period of years the contributions are intended to result in overall actuarial solvency of the trust fund. The pension plan of the Company has been determined by the Internal Revenue Service to be qualified under Section 401 of the Internal Revenue Code.

     Pension benefits are determined separately for each participant. The formula for a monthly payment for retirement at age 65 is 1.7% of average monthly compensation multiplied by years of service (to a maximum of 30 years) plus 0.6% of average monthly compensation multiplied by years of service over
30. Average monthly compensation is the average for the 60 consecutive highest-paid months in the employee's last 120 months of service. Covered compensation is defined as wages reported as W-2 earnings (up to a limit set forth in the Internal Revenue Code and adjusted periodically) plus any salary reduction contributions made under the Company's 401(k) plan, minus any portion of a bonus in excess of 50% of base pay and any amounts paid for unused vacation time and vacation days carried forward from prior years. The benefits listed in the Pension Plan table are not subject to any deduction for Social Security or other offset amounts.

     The Company also has a Supplemental Executive Retirement Plan for officers. Participants in the supplemental plan are selected by the board of directors. Benefits from this plan are to be paid from the general assets of the Company.

     The Supplemental Executive Retirement Plan provides the greater of (i) 60% of five-year average pay less Primary Social Security Benefits (prorated for less than 20 years of service) and an additional 0.5% of 5-year average pay less Primary Social Security Benefits per year for participants with between 20 and 30 years of service, or (ii) the benefit formula under the Company's Pension Plan. In either case, the benefit is reduced by the actual pension payable from the Company's Pension Plan. In addition, the Supplemental Executive Retirement Plan provides certain disability and pre-retirement death benefits for the spouse of a participant.

     Michael W. O'Donnell continues to participate in the Retirement Plan of Columbia Energy Group, a subsidiary of the Company. Mr. O'Donnell has 30 credited years of service under this plan. The formula for a retiree's monthly retirement benefit at age 65 under the Retirement Plan of Columbia Energy Group is (i) 1.15% of the retiree's final average compensation that does not exceed 1/2 of the average Social Security wage base times years of service up to 30, plus (ii) 1.5% of the retiree's final average compensation in excess of 1/2 of the average Social Security wage base times years of service up to 30, plus
(iii) .5% of the retiree's final average compensation times years of service between 30 and 40.

NISOURCE CHANGE IN CONTROL AND TERMINATION AGREEMENTS

     The board of directors of the Company has authorized Change in Control and Termination Agreements with Mr. Neale and the other Named Officers. The Company believes that these agreements and related stockholder rights protections are in the best interests of the stockholders, to insure that in the event of extraordinary events, totally independent judgment is enhanced to maximize stockholder value. The agreements can be terminated on three years' notice and provide for the payment of specified benefits if the executive terminates employment for good reason or is terminated by the Company for any reason other than good cause within 24 months following certain changes in control. Each of these agreements also provides for payment of these benefits if the executive voluntarily terminates employment during a specified one-month period within 24 months following a change in control. No amounts will be payable under the agreements if the executive's employment is terminated by the Company for good cause (as defined in the agreements).

     The agreements provide for the payment of three times the executive's current annual base salary and target incentive bonus compensation. The executive will also receive a pro rata portion of the executive's targeted incentive bonus for the year of termination. The executive would also receive benefits from the Company that would otherwise be earned during the three-year period following the executive's termination under the Company's Supplemental Executive Retirement Plan and qualified retirement plans. All stock options held by the executive would become immediately exercisable upon the date of termination of employment, and the restrictions would lapse on all restricted shares awarded to the executive. The Company will increase the payment made to the executive as necessary to compensate the executive for any parachute penalty tax imposed on the payment of amounts under the contracts.

     During the three-year period following the executive's termination, the executive and his or her spouse will continue to be covered by applicable health or welfare plans of the Company. If the executive dies during the three-year period following the executive's termination, all amounts payable to the executive will be paid to a named beneficiary.

     The agreement with Mr. Neale provides for the same severance payments as described above in the event his employment is terminated at any time by the Company (other than for good cause) or due to death or disability, or if he voluntarily terminates employment with good reason (as defined in the agreements), even in the absence of a change in control.

                             AUDIT COMMITTEE REPORT

     In November 2000, the Board of Directors adopted an Audit Committee Charter, a copy of which is attached to this Proxy Statement as Appendix A. The Audit Committee has reviewed Rule 4200(a)(14) of the National Association of Securities Dealers and Sections 303.01(B)(2)(a) and (3) of the New York Stock Exchange Listing Standards and has determined that the Audit Committee is independent as defined under these rules.

     The Audit Committee has reviewed and discussed the audited financial statements with management and has discussed with Arthur Andersen LLP, the Company's independent auditor, the matters required to be discussed by Statement on Auditing Standards No. 61. The Audit Committee also has received the written disclosures and the letter from Arthur Andersen LLP required by Independence Standards Board Standard No. 1, and has discussed with Arthur Andersen LLP its independence. The Audit Committee has considered whether Arthur Andersen LLP's provision of other non-audit services to the Company is compatible with maintaining Arthur Andersen LLP's independence.

     In reliance on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000.

Independent Public Accountants.

     The board of directors has selected Arthur Andersen LLP to serve as the Company's independent public accountants for the year 2001, as they have served for many years past. A representative of that firm will be present at the meeting and will be given an opportunity to make a statement if he so desires. The Arthur Andersen LLP representative has informed NiSource that he does not presently intend to make a statement. The representative will also be available to respond to questions from stockholders. The Company paid to Arthur Andersen LLP the following fees for services in 2000:

Audit Fees..................................................    $2,449,650
Financial Information Systems Design and Implementation
  Fees......................................................    $        0
All Other Fees
  Fees Paid to Arthur Andersen LLP:
       Columbia Energy Group Transaction Fees...............    $  788,690(1)
       Tax Services.........................................       402,000
       Benefit Plan Audits..................................       237,850
       Other Due Diligence, Regulatory and Miscellaneous
        Projects............................................        76,175
     Total Fees Paid to Arthur Andersen LLP.................     1,904,715
  Fees Paid to Andersen Consulting..........................     2,138,275(2)
Total of All Other Fees.....................................    $4,042,990

-------------------------
(1) Represents amounts paid to Arthur Andersen LLP in connection with its services performed in connection with the Company's acquisition of Columbia Energy Group. Such services included the delivery of comfort letters, work on required registration statements and due diligence.

(2) The amount shown represents fees paid to Andersen Consulting in connection with Project Compass, the Company's integration program from January 1, 2000 until August 7, 2000. As of August 7, 2000, Andersen Consulting and Arthur Andersen LLP were no longer controlled by the same corporate parent.

                                          Audit Committee
                                          Ian M. Rolland, Chairman
                                          Dennis E. Foster
                                          John W. Thompson
                                          Carolyn Y. Woo
January 26, 2001

                 STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

     Any holder of common stock who wishes to submit a proposal to be voted upon by stockholders at the 2002 annual meeting of the Company, and who wishes the proposal to be included in the Company's proxy materials, must submit the proposal to the Secretary of the Company by November 7, 2001. The holder submitting the proposal must have owned common stock having a market value of at least $2,000 for at least one year prior to submitting the proposal and represent to the Company that the holder intends to hold those shares of common stock through the date of the 2002 annual meeting.

     Any holder of common stock who wishes to nominate a director or bring other business before the 2002 annual meeting must also file a notice of the holder's intent to do so no earlier than December 11, 2001 and no later than January 10, 2002. A notice of a proposal to bring other business before the 2002 annual meeting must include a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made. A notice to nominate an individual as a director must include the nominating stockholder's name and address and the number and class of all classes of stock, beneficially owned by the stockholder. Any nomination submitted shall also set forth the information relating to the nominated director as required under the Securities and Exchange Act of 1934 and as otherwise is required by the Company's By-laws.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based solely upon its review of the Forms 3, 4 and 5 furnished to the Company pursuant to Section 16(a) of the Securities Exchange Act of 1934, the Company believes that all of its directors, officers and beneficial owners of more than 10% of its common shares filed all such reports on a timely basis during 2000.

                     ANNUAL REPORT AND FINANCIAL STATEMENTS

     Attention is directed to the financial statements contained in the Company's Annual Report for the year ended December 31, 2000. A copy of the Annual Report has been sent, or is concurrently being sent, to all stockholders of record as of February 26, 2001.

                           AVAILABILITY OF FORM 10-K

     A copy of the Company's Annual Report on Form 10-K for its fiscal year ended December 31, 2000, including the financial statements and the financial statement schedules, but without exhibits, will be provided without charge to any stockholder or beneficial owner of the Company's shares upon written request to Gary W. Pottorff, Secretary, NiSource Inc., 801 E. 86th Avenue, Merrillville, Indiana 46410 or can be obtained at the Company's website at www.nisource.com.

                                 OTHER BUSINESS

     The Board of Directors does not intend to bring any other matters before the Annual Meeting and does not know of any matters which will be brought before the meeting by others. If any matters properly come before the meeting it is the intention of the persons named in the enclosed form of proxy to vote the proxy in accordance with their judgment on such matters.

     It is important that proxies be returned promptly. Therefore, stockholders are urged to vote, date, sign and return the enclosed proxy. No postage need be affixed if mailed in the United States. Stockholders may also vote their shares by telephone, or through the Internet.
                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ Gary W. Pottorff
                                          Gary W. Pottorff
                                          Secretary
Dated: March 12, 2001

                                                                      APPENDIX A

                                 NISOURCE INC.
                            AUDIT COMMITTEE CHARTER

ORGANIZATION

     There shall be a Committee of the Board of Directors of NiSource Inc. (the "Company") to be known as the Audit Committee (the "Committee"). The Committee shall consist of three or more directors all of whom are independent and financially literate or will become financially literate within a reasonable period of time after their appointment to the Committee. At least one member of the Committee shall have accounting or related financial management expertise. The independence and qualifications of the Committee members shall be determined by the Board of Directors in its business judgment based upon the applicable New York Stock Exchange rules. The Committee shall meet with such frequency as it deems necessary to fulfill its responsibilities.

STATEMENT OF POLICY

     The Committee shall provide assistance to the Board of Directors in fulfilling its responsibilities to the shareholders and to potential shareholders relating to corporate accounting, disclosure and reporting practices of the Company, the quality and integrity of the financial reports of the Company, and the independence of the outside auditors. In so doing, it is the responsibility of the Committee to maintain free and open communication between the Committee and the directors, the outside auditors, the internal auditor and the management of the Company.

POLICIES AND PROCEDURES

     The Committee policies and procedures should remain flexible, in order to enable the Committee to best react to changing conditions and to ensure that the corporate accounting and disclosure and reporting practices of the Corporation are in accordance with all legal and regulatory requirements and are of the highest quality. Both the internal auditor and outside auditors are ultimately accountable to the Board of Directors and the Committee, as representatives of the shareholders. The Committee and the Board of Directors have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the outside auditor.

RESPONSIBILITIES

     In carrying out its responsibilities, the Committee will:

     1. Review and recommend to the Board of Directors the independent accountants to be selected as outside auditors to audit the annual financial statements and to review interim financial statements of the Company and its subsidiaries. Evaluate the performance of the outside auditors. Review and approve fees paid to the outside auditors.

     2. Meet with the outside auditors and financial management of the Company to review the scope of the proposed audit for the upcoming year and the audit procedures to be utilized, and at the conclusion of each year review such audit, including any comments or recommendations of the outside auditors.

     3. Review with the outside auditors, the Company's internal auditor, and financial and accounting personnel, the adequacy and effectiveness of the internal controls of the Company, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable.

     4. Review energy trading risk management policy on at least an annual basis. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions or procedures that pose significant risk to the Company's business or that might be deemed illegal or otherwise improper.

     5. Review the internal audit function of the Company, including the independence of its reporting obligations, the proposed audit plans for the coming year, and the coordination of such plans with the outside auditors.

     6. Receive a summary of significant findings from completed internal audits and a progress report at each meeting on the internal audit plan, with explanations for any deviations from the original plan.

     7. Review the financial statements contained in the annual report to shareholders and quarterly financial statements and discuss any significant findings and recommendations made by the auditors with management and the outside auditors to determine that the outside auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Any changes in accounting principles should be reviewed.

     8. Provide sufficient opportunity for the internal auditor and outside auditors to meet with the members of the Committee without members of management present. Among the items to be discussed in these meetings are the auditors' evaluation of the Company's financial, accounting, and auditing personnel, the auditors' qualitative judgments about the Company's accounting principles as applied to its financial reporting; and the level of management cooperation that the outside auditors received during the course of these audits. Other issues to be discussed should include the clarity of the Company's financial disclosures, and the underlying estimates and other significant decisions made by management in preparing the financial disclosures and any significant findings from internal audits.

     9. Submit the minutes of all meetings of the Committee to, or discuss the matters discussed at each Committee meeting with, the Board of Directors.

     10. Review with management and the outside auditors and, where required, recommend that the Board of Directors approve, periodic filings to be made under the Securities Exchange Act of 1934.

     11. Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel or a second independent accountant, at the expense of the Company, for this purpose if, in its judgment, that is appropriate.

     12. Require and review (at least annually) written statements from the outside auditors delineating all non-audit relationships between the outside auditors and the Company and addressing the matters set forth in Independence Standards Board Standard No. 1. Discuss with the outside auditors the effect of any disclosed relationships or services on objectivity and independence of the outside auditors, and recommend to the Board of Directors appropriate action to satisfy itself as to the outside auditors' independence.

     13. Review and discuss with the Company's financial management and outside auditors prior to each public announcement of quarterly financial results, the earnings release (including any press release). Matters described in SAS 61 will be discussed concurrently with the Committee's review of the quarterly financial statements.

     14. Review and reassess the Audit Committee Charter annually and discuss with the Board of Directors any revisions and changes the Committee believes are necessary or advisable.

NISOURCE INC.
         801 E. 86th Avenue
         Merrillville, IN 46410                                  [NISOURCE LOGO]

              OFFICERS
              Gary L. Neale
                   Chairman, President and Chief Executive Officer
              Stephen P. Adik
                   Vice Chairman
              Catherine G. Abbott
                   Group President, Pipeline Operations
              Patrick J. Mulchay
                   Group President, Merchant Energy
              Jeffrey W. Yundt
                   Group President, Energy Distribution
              Stephen P. Smith
                   President, Business Services
              Mark D. Wyckoff
                   President, Energy Technologies
              Michael W. O'Donnell
                   Executive Vice President and Chief Financial Officer
              S. LaNette Zimmerman
                   Executive Vice President and Chief Human Resources Officer
              Peter V. Fazio, Jr.
                   Executive Vice President and General Counsel
              James M. Clarke
                   Senior Vice President, Risk Management and Capital Allocation
              Arthur E. Smith, Jr.
                   Senior Vice President and Environmental Counsel
              Joseph L. Turner
                   Senior Vice President
              Francis P. Girot, Jr.
                   Vice President and Treasurer
              Jeffrey W. Grossman
                   Vice President and Controller
              Maria P. Hibbs
                   Vice President, Corporate Communications
              David A. Kelly
                   Vice President, Tax
              Dennis W. McFarland
                   Vice President, Finance and Planning
              Arthur A. Paquin
                   Vice President, Audit
              Dennis E. Senchak
                   Vice President, Investor Relations, Assistant Treasurer &
              Assistant Secretary
              Gary W. Pottorff
                   Secretary

PROXY                                                                      PROXY

                                [NISOURCE LOGO]


          This Proxy is Solicited on Behalf of the Board of Directors for The Annual Meeting of Stockholders, April 11, 2001

The undersigned hereby appoints Gary L. Neale and Stephen P. Adik, or either of them, the attorneys and proxies of the undersigned, with full power of substitution, for and in the name of the undersigned to represent and vote the shares of common stock of the undersigned at the Annual Meeting of Stockholders of the Company, to be held at the Embassy Suites Hotel & Conference Center, 300 Court Street, Charleston, West Virginia, on Wednesday, April 11, 2001, at 10:00 a.m., local time, and at any adjournment or adjournments thereof.

Unless otherwise marked, this proxy will be voted "FOR" the nominees listed in the Proposal 1.

The undersigned stockholder hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement relating to the Annual Meeting and hereby revokes any proxy or proxies previously given. The undersigned stockholder may revoke this proxy at any time before it is voted by filing with the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date, by voting by telephone, through the Internet, or by attending the Annual Meeting and voting in person.

PLEASE VOTE YOUR SHARES BY TELEPHONE, THROUGH THE INTERNET, OR BY MARKING, SIGNING, DATING AND MAILING THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

           (IMPORTANT - Continued and to be signed on reverse side.)
--------------------------------------------------------------------------------
                            *FOLD AND DETACH HERE  *



                                [NISOURCE LOGO]
                         ANNUAL MEETING OF STOCKHOLDERS
                           WEDNESDAY, APRIL 11, 2001
                             10:00 A.M., LOCAL TIME
                    EMBASSY SUITES HOTEL & CONFERENCE CENTER
                                300 COURT STREET
                           CHARLESTON, WEST VIRGINIA

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
                                                            NiSource Inc                                            Please mark  [X]
                                                                                                                  your votes as
                                                                                                                   indicated in
                                                                                                                   this example


Proposal 1. To elect four directors       For     Withheld      For All     Nominees:  01 Steven C. Beering, 02 Dennis E. Foster,
to serve on the Board of Directors,                             Except                 03 James T. Morris, 04 Carolyn Y. Woo
each for a three-year term and until      [ ]      [  ]          [ ]
their respective successors are
elected and qualified.
                                                                            (INSTRUCTION: To withhold authority to vote for
                                                                            any nominee, write that nominee's name on the line
                                                                            below.)

                                                                            --------------------------------------------------------


In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

PLEASE RETURN THIS PROXY CARD PROMPTLY.                                                                    MARK HERE IF YOU PLAN [ ]
                                                                                                           TO ATTEND THE MEETING




Signature                                          Signature                                              Date
          ----------------------------------------          ---------------------------------------------      ---------------------

(Please sign this proxy as your name appears on the Company's corporate records. Joint owners should each sign personally. Trustees and others signing in a representative capacity should indicate the capacity in which they sign.)

------------------------------------------------------------------------------------------------------------------------------------

                                                      *FOLD AND DETACH HERE  *

                                               -----------------------------------
                                                  VOTE BY TELEPHONE OR INTERNET
                                               -----------------------------------

                                                   QUICK ***  EASY ***  IMMEDIATE

                                    YOUR VOTE IS IMPORTANT! - YOU CAN VOTE IN ONE OF THREE WAYS:

1. TO VOTE BY PHONE: Call toll-free 1-800-840-1208 on a touch tone telephone 24 hours a day-7days a week

                              There is NO CHARGE to you for this call. - Have your proxy card in hand.

   You will be asked to enter a Control Number, which is located in the box in the lower right hand corner of this form

--------------------------------------------------------------------------------------------------------------------------
                          OPTION 1: To vote as the Board of Directors recommends on ALL proposals, press 1
--------------------------------------------------------------------------------------------------------------------------
                                             When asked, please confirm by Pressing 1.
--------------------------------------------------------------------------------------------------------------------------
OPTION 2: If you choose to vote on each proposal separately, press 0. You will hear these instructions:
--------------------------------------------------------------------------------------------------------------------------


                       Proposal 1 - To vote FOR ALL nominees, press 1; to WITHHOLD FOR ALL nominees, press 9

                           To WITHHOLD FOR AN INDIVIDUAL nominee, press 0 and listen to the instructions

                                             When asked, please confirm by Pressing 1.

                                                                 or

2. TO VOTE BY INTERNET:   Go to our website address: http://www.proxyvoting.com/ni
                          Follow the simple instructions on the computer screen.
The above methods are available 24 hours per day, 7 days a week through 12:00 pm, midnight, Tuesday, April 10, 2001.

                                                                 or

3. TO VOTE BY PROXY CARD: Mark, sign and date your proxy card and return promptly in the enclosed envelope.
Mailed proxies must be received no later than Tuesday, April 10, 2001.

                     NOTE: If you vote by internet or telephone, THERE IS NO NEED TO MAIL BACK your Proxy Card.

 You do not need to vote by more than one method; the last vote received, regardless of means of voting, will be the official vote.
                                                       THANK YOU FOR VOTING.

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